                                                                   EXHIBIT 99.2


                                  [AFE LOGO]

           AFC ENTERPRISES FILES ANNUAL REPORT ON FORM 10-K FOR 2003

    Company Provides Update on Performance and Key Business Matters for 2004

March 29, 2004 (ATLANTA) - AFC Enterprises, Inc. (Ticker: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally, today announced its financial results for the fiscal year 2003.

FISCAL YEAR 2003 VERSUS FISCAL YEAR 2002 HIGHLIGHTS INCLUDE:

         - System-wide sales at AFC's 4,091 restaurants, bakeries and cafes increased 2.3 percent versus 2002.

         - Franchise revenues increased 4.1 percent, or $4.5 million, to $114.3 million in 2003 compared to $109.8 million in 2002. This improvement was primarily attributable to an increase in franchise royalties as a result of new unit growth and the conversion of company-operated units.

         - Total revenues in 2003 were $459.3 million compared with $524.7 million in 2002. This 12.5 percent decrease in total revenues was primarily driven by the sale of 174 company-operated units to franchisees throughout 2002.

         - Consolidated operating profit was $0.6 million in 2003 compared with $69.1 million in 2002. Included in the results for 2003 were charges for impairment of non-current assets of $46.1 million, restatement costs of $12.6 million, and other costs related to unit closures and refurbishments of $3.2 million.

         - The Company reported a net loss of $9.1 million, or $(0.33) per diluted share, in 2003 compared to a net loss of $(11.7) million, or $(0.37) per diluted share, in 2002. The net loss was primarily the result of the impairment charges and restatement costs highlighted above.

         - AFC generated $50.1 million in net cash provided by operating activities from continuing operations in 2003 compared to $91.1 generated in 2002, representing a $41.0 million decrease in net cash generated over the prior year. This decrease was primarily driven by restatement expenses, no unit conversions in 2003, severance costs and consulting fees, in addition to declining same-store sales.

Chairman and CEO Frank Belatti stated, "Another major milestone has been accomplished as we release our 2003 financial results. The Company was confronted with significant challenges in 2003 but we used this time to critically assess the enterprise. We are taking a fresh look at our brand portfolio, our systems, our processes, our staffing and our overall business. With this mindset, we expect to take deliberate actions that will unlock value as a whole in 2004."


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                                                                         Page 2


FINANCIAL PERFORMANCE REVIEW

System-wide sales at AFC's 4,091 restaurants, bakeries and cafes were $2.61 billion in 2003 compared to $2.55 billion in 2002. The composition of system-wide sales for 2003 consisted of $1.5 billion from Popeyes, $900 million from Church's, $211 million from Cinnabon and $30 million from Seattle's Best Coffee international division. System-wide sales represents combined sales of all restaurants, bakeries and cafes that AFC operated or franchised in 2003, excluding retail and wholesale sales from the operations of the Seattle Coffee Company that was sold to Starbucks Corporation in July of 2003.

Franchise revenues increased 4.1 percent from $109.8 million in 2002 to $114.3 million in 2003. This franchise revenue gain was largely due to an increase in royalties resulting from a net increase in the number of franchised units, which included the sale of 174 units to franchisees in 2002.

AFC's total revenues in 2003 decreased $65.4 million, or 12.5 percent, to $459.3 million compared to $524.7 million in 2002. Sales from company-operated restaurants decreased $62.5 million and was primarily attributable to having 174 fewer company-operated restaurants as a result of selling these units to franchisees in 2002 and a net decrease in company-owned same-store sales in 2003 compared to 2002. Total revenues were also impacted due to not receiving any conversion related fees in 2003.

Consolidated operating profit for AFC was $0.6 million in 2003 compared to $69.1 million in 2002. A summary of the $68.5 million variance is explained in the chart below and is addressed in more detail in the Company's Annual Report on Form 10-K filed with the SEC:

                    Change in Operating Profit (in Millions)


Item                          '03 vs. '02               Primary Factors for Change

Impairment Charges              $(32.1)                 Annual impairment write-downs to trademarks, tradenames, goodwill,
and Other(1)                                            unit closures, and write-down of assets under contractual
                                                        agreements.

Company Owned Operations        $(15.2)                 Decrease in revenue from company-operated units as a result of the sale of these units to franchisees in 2002, net of decrease in depreciation and amortization expense, and declines in same-store sales.

Restatement Expenses            $(12.6)                 Restatement of financial statements.

Other Revenues                  $ (7.4)                 No unit conversions and related fees in 2003.

General and Admin.              $ (5.7)                 Components of G&A Change:

                                               $(4.4)   Increased provisions for credit losses, net of recoveries
                                               $(2.5)   Increased severance costs
                                               $(2.6)   Increased rent associated with restaurants subleased to
                                                        franchisees ($2.3) Productivity initiative consulting fees
                                               $ 6.1    Productivity initiative and other overhead costs improvements
                                               ------
                                               $(5.7)
Franchise Revenues              $  4.5                  Increase driven by franchise new unit growth and the conversion of
                                                        174 company-owned units.
                                ------
Total                           $(68.5)
                                ------


(1) Total impairment charges in 2003 were $46.1 million, of which $28.5 million were related to the bakery segment and $17.2 million to the chicken segment.


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
                                    Page 3


AFC reported diluted earnings per share of $(0.33) in 2003 versus $(0.37) diluted earnings per share in 2002.

For fiscal year 2003, AFC reported net cash provided by operating activities from continuing operations of $50.1 million compared to $91.1 million in 2002. This decrease was primarily due to expenses associated with the restatement, impact of no unit conversions in 2003, employee severance costs and consulting fees, along with declining same-store sales.

2004 KEY BUSINESS MATTERS UPDATE

Operational Expectations

Domestic Same-store Sales Growth

AFC reconfirms its previously projected full year 2004 blended domestic system-wide same-store sales of up 1.0-2.0 percent. The Company now expects Church's full year 2004 domestic system-wide same-store sales growth to be up 1.0-2.0 percent versus previous projections of flat to up 1.0 percent. Our expectations for domestic same-store sales growth for Popeyes and Cinnabon remain unchanged at up 1.0-2.0 percent and up 2.5-3.5 percent, respectively.

New System-wide Openings

The Company continues to expect 315-345 new unit openings in 2004. This figure is comprised of 170-180 Popeyes restaurants, 55-65 Church's restaurants, 65-70 Cinnabon bakeries, and 25-30 Seattle's Best Coffee international cafes. This estimate represents 175-215 net new units as a result of an estimated 130-140 unit closings.

Commitments

AFC remains comfortable with its previously announced estimate of signing 550-600 new commitments for future development in 2004. By brand, this is comprised of 325-350 commitments for Popeyes, 125-135 for Church's, and 100-115 for Cinnabon. This estimate is dependent on the timing of finalizing the Company's franchise offering circulars and state franchise registrations, both of which are expected to be fully completed by the end of the first quarter of 2004.

Commenting on AFC's operational performance, Dick Holbrook, President and COO of AFC Enterprises, stated, "The Company is excited that we can now complete our franchise offering circulars and renew our state franchise registrations. AFC plans to aggressively reengage in domestic franchise sales activities after being out of the market since March of 2003. In addition, the Company has increased its domestic same-store sales growth projection for Church's as the brand continues to see benefits from the introduction of new products, focused operational improvements and new talent in key roles."

Other Key Business Matters

Status of 2003 10-Q Filings

AFC expects to file its Quarterly Reports on Form 10-Q for the first three quarters of 2003 as soon as possible. Upon completion and filing of such statements, the Company will immediately begin the Nasdaq listing application process.

2004 Earnings Guidance

After the filing of the Company's 2003 Quarterly Reports on Form 10-Q, AFC will release quarterly and full year earnings guidance for 2004, in addition to providing performance insight for 2005. At that time, AFC will host a conference call to review such information.


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                                                                         Page 4


2004 Expenses

AFC expects to incur $6-$7 million of expenses in 2004 related to increased consulting fees and audit fees primarily attributable to internal controls audit required under the Sarbanes-Oxley Act, costs for implementation and training for enhanced IT systems, and legal expenses associated with shareholder litigation.

Chief Financial Officer Fred Beilstein summarized, "Upon the filing of our 2003 10-Q's and an amended Form 10-K to incorporate the quarterly financial information omitted from the Form 10-K filed today, the Company will be current with its financial filings. This will enable AFC to have an in-depth discussion about the 2004 earnings capacity of the business, in addition to the Company's growth capabilities for 2005. I have now been at AFC for almost three months and my immediate focus is to return the Company to a normalized financial reporting discipline, further drive our process and organizational improvements, focus on value enhancers such as managing costs, capital, real estate and investments, along with critically evaluating the portfolio. My singular objective is to help generate additional value for our stakeholders."

Conference Call and Internet Webcast

AFC will host a conference call and internet webcast with the investment community at 8:00 AM eastern time, on Tuesday, March 30, 2004, to discuss in-depth the contents of this release. To access the Company's webcast, in addition to supplemental charts for the conference call and webcast, go to www.afce.com, select "Investor Information" and then select "2003 10-K Review."

CORPORATE PROFILE

AFC Enterprises, Inc. is the franchisor and operator of 4,091 restaurants, bakeries and cafes as of February 22, 2004, in the United States, Puerto Rico and 36 foreign countries under the brand names Popeyes(R) Chicken & Biscuits, Church's Chicken(TM) and Cinnabon(R), and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises had system-wide sales of approximately $2.6 billion in 2003 and can be found on the World Wide Web at www.afce.com.

AFC CONTACT INFORMATION:

Felise Glantz Kissell
Vice President, Investor Relations & Finance
(770) 353-3086 or fkissell@afce.com


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
                                                                          Pge 5


                             AFC Enterprises, Inc.
                          Consolidated Balance Sheets
                 As of December 28, 2003 and December 29, 2002
                        (In millions, except share data)


                                                                            2003           2002
                                                                           ------         ------

ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                            $  3.8         $  8.4
      Accounts and current notes receivable, net                             23.3           25.6
      Prepaid income taxes                                                   20.6           20.6
      Assets of discontinued operations                                        --           70.8
      Other current assets                                                   16.5           17.1
                                                                           ------         ------
              Total current assets                                           64.2          142.5
                                                                           ------         ------

LONG-TERM ASSETS:
      Property and equipment, net                                           176.8          189.9
      Goodwill                                                               14.7           22.3
      Trademarks and other intangible assets, net                            84.3          103.0
      Other long-term assets, net                                            15.5           29.6
                                                                           ------         ------
              Total long-term assets                                        291.3          344.8
                                                                           ------         ------

              Total assets                                                 $355.5         $487.3
                                                                           ======         ======


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
      Accounts payable                                                     $ 41.3         $ 50.7
      Accrued liabilities                                                    16.7           17.8
      Current debt maturities                                                12.1           17.6
      Liabilities of discontinued operations                                   --           10.7
                                                                           ------         ------
              Total current liabilities                                      70.1           96.8
                                                                           ------         ------
LONG-TERM LIABILITIES:
      Long-term debt                                                        118.8          209.0
      Deferred credits and other long-term liabilities                       57.8           71.7
                                                                           ------         ------
              Total long-term liabilities                                   176.6          280.7
                                                                           ------         ------

              Total liabilities                                             246.7          377.5
                                                                           ------         ------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
      Preferred stock ($.01 par value; 2,500,000 shares authorized;

             0 issued and outstanding)                                         --             --
      Common stock ($.01 par value; 150,000,000 shares authorized;
            27,992,999 and 27,478,744 shares issued and outstanding
            at the end of fiscal years 2003 and 2002, respectively)           0.3            0.3
      Capital in excess of par value                                        150.1          144.7
      Notes receivable from officers, including accrued interest             (3.4)          (6.1)
      Accumulated losses                                                    (38.2)         (29.1)
                                                                           ------         ------
              Total shareholders' equity                                    108.8          109.8
                                                                           ------         ------

              Total liabilities and shareholders' equity                   $355.5         $487.3
                                                                           ======         ======


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                                                                         Page 6


                             AFC Enterprises, Inc.
                     Consolidated Statements of Operations
                        For Fiscal Years 2003, and 2002
                      (In millions, except per share data)


                                                                                       2003            2002
                                                                                      -------         -------

REVENUES

  Sales by company-operated restaurants                                               $ 323.4         $ 385.9

  Franchise revenues                                                                    114.3           109.8

  Other revenues                                                                         21.6            29.0
                                                                                      -------         -------

      Total revenues                                                                    459.3           524.7
                                                                                      -------         -------

EXPENSES

  Restaurant employee, occupancy and other expenses                                     169.6           200.4

  Restaurant food, beverages and packaging                                               94.9           109.1

  General and administrative expenses                                                   107.3           101.6

  Depreciation and amortization                                                          23.0            25.3

  Impairment charges and other                                                           63.9            19.2
                                                                                      -------         -------

      Total expenses                                                                    458.7           455.6
                                                                                      -------         -------


OPERATING PROFIT                                                                          0.6            69.1

  Interest expense, net                                                                   7.1            22.6
                                                                                      -------         -------

(LOSS) INCOME BEFORE INCOME TAXES, DISCONTINUED OPERATIONS AND ACCOUNTING
CHANGE                                                                                   (6.5)           46.5

  Income tax (benefit) expense                                                           (0.5)           17.5
                                                                                      -------         -------


(LOSS) INCOME BEFORE DISCONTINUED OPERATIONS AND ACCOUNTING CHANGE                       (6.0)           29.0

  Loss from discontinued operations, net of income taxes                                 (2.7)          (40.7)

  Loss from the cumulative effect of an accounting change, net of income taxes           (0.4)             --
                                                                                      -------         -------


NET INCOME (LOSS)                                                                     $  (9.1)        $ (11.7)
                                                                                      =======         =======


BASIC (LOSS) INCOME PER COMMON SHARE:

  (Loss) income before discontinued operations and accounting change                  $ (0.22)        $  0.97

  Discontinued operations, net of income taxes                                          (0.09)          (1.36)

  Cumulative effect of an accounting change, net of income taxes                        (0.02)             --
                                                                                      -------         -------

  Net (loss) income                                                                   $ (0.33)        $ (0.39)
                                                                                      =======         =======


DILUTED (LOSS) INCOME PER COMMON SHARE:

  (Loss) income before discontinued operations and accounting change                  $ (0.22)        $  0.92

  Discontinued operations, net of income taxes                                          (0.09)          (1.29)

  Cumulative effect of an accounting change, net of income taxes                        (0.02)             --
                                                                                      -------         -------

  Net (loss) income                                                                   $ (0.33)        $ (0.37)
                                                                                      =======         =======


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                                                                         Page 7


                             AFC Enterprises, Inc.
                     Consolidated Statements of Cash Flows
                        For Fiscal Years 2003, and 2002
                                 (In millions)


                                                                                            2003          2002
                                                                                           ------        ------

CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:

Net (loss) income                                                                          $ (9.1)       $(11.7)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Loss from discontinued operations                                                           2.7          40.7
  Depreciation and amortization                                                              23.0          25.3
  Impairment and other write-downs of non-current assets                                     46.1          11.3
  Cumulative effect of an accounting change, pre-tax                                          0.7            --
  Deferred income taxes                                                                     (14.4)         12.9
  Non-cash interest, net                                                                      0.5           3.8
  Net loss (gain) on sale of assets                                                          (0.8)          4.0
  Provision for credit losses                                                                 6.1           1.9
  Compensatory expense for stock options                                                      0.2           0.3
  Change in operating assets and liabilities:
     Accounts receivable                                                                     (0.5)         (7.5)
     Prepaid income taxes                                                                    (1.8)         (8.4)
     Other operating assets                                                                   2.8           0.5
     Accounts payable and other operating liabilities                                        (5.4)         18.0
                                                                                           ------        ------
        Net cash provided by operating activities of continuing operations                   50.1          91.1
                                                                                           ------        ------
        Net cash provided by (used in) operating activities of discontinued
operations                                                                                   (3.9)          2.7
                                                                                           ------        ------

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Capital expenditures of continuing operations                                               (24.3)        (43.5)
Capital expenditures of discontinued operations                                              (1.3)         (6.2)
Proceeds from dispositions of property and equipment                                          1.8          35.4
Proceeds from sale of Seattle Coffee, net                                                    62.1            --
Other, net                                                                                    1.1           0.7
                                                                                           ------        ------
        Net cash provided by (used in) investing activities                                  39.4         (13.6)
                                                                                           ------        ------

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Proceeds from 2002 Credit Facility                                                             --         250.0
Principal and premium payments - Senior Subordinated Notes                                     --        (133.4)
Principal payments - 1997 Credit Facility                                                      --         (78.7)
Principal payments - 2002 Credit Facility                                                   (93.6)        (27.1)
Principal payments - capital lease obligations                                                 --          (0.3)
Net (repayments) borrowings - Southtrust Line of Credit                                        --          (1.7)
Issuance of common stock, net                                                                 0.4           0.3
Stock repurchases                                                                              --         (77.9)
Increase (decrease) in bank overdrafts, net (exclusive of effects of Seattle Coffee
sale)                                                                                        (1.0)         (7.8)
Debt issuance costs                                                                          (0.2)         (4.9)
Proceeds from exercise of employee stock options and other, net                               3.0           5.8
                                                                                           ------        ------
        Net cash provided by (used in) financing activities                                 (91.4)        (75.7)
                                                                                           ------        ------

Net increase (decrease) in cash and cash equivalents                                         (5.8)          4.5
Cash and cash equivalents at beginning of year                                                9.6           5.1
                                                                                           ------        ------
Cash and cash equivalents at end of year                                                   $  3.8        $  9.6
                                                                                           ======        ======
Cash and cash equivalents of continuing operations                                         $  3.8        $  8.4

Cash and cash equivalents of discontinued operations                                       $   --        $  1.2


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                                                                         Page 8


TOTAL SAME-STORE SALES -


                                  4Q ENDED     4Q ENDED     YEAR ENDED    YEAR ENDED
                                  12/29/02     12/28/03      12/29/02      12/28/03
                                  --------     --------     ----------    ----------

POPEYES
  Company                           2.4%         (4.7)%        1.1%         (2.4)%
  Franchised                       (2.0)%        (1.0)%        0.6%         (2.7)%
Total Domestic                     (1.7)%        (1.2)%        0.7%         (2.6)%
  International                    (5.4)%        (6.2)%       (5.4)%       (10.0)%

CHURCH'S
  Company                          (4.2)%         4.5%        (1.3)%        (0.8)%
  Franchised                       (5.0)%         3.2%        (1.7)%        (2.7)%
Total Domestic                     (4.8)%         3.6%        (1.6)%        (2.1)%
  International                    (4.4)%         1.9%        (1.4)%         1.2%

CINNABON
  Company                         (10.7)%        (2.0)%       (5.8)%        (6.6)%
  Franchised                       (7.2)%         0.1%        (6.9)%        (3.2)%
Total Domestic                     (8.0)%        (0.4)%       (6.6)%        (3.9)%
  International                   (14.4)%        (8.9)%      (23.3)%       (10.3)%

BLENDED DOMESTIC SAME-STORE
SALES                              (3.4)%         0.4%        (0.7)%        (2.5)%


NEW UNIT OPENINGS -


                                   4Q ENDED       4Q ENDED      YEAR ENDED      YEAR ENDED
                                   12/29/02       12/28/03       12/29/02        12/28/03
                                   --------       --------      ----------      ----------

POPEYES
  Company                             1              0              2              1
  Franchised                         20             25             87             87
                                    ---            ---            ---            ---
Total Domestic                       21             25             89             88
  International                      23             26             80             89
                                    ---            ---            ---            ---
TOTAL GLOBAL                         44             51            169            177

CHURCH'S
  Company                             0              0              1              0
  Franchised                         22              7             54             23
                                    ---            ---            ---            ---
Total Domestic                       22              7             55             23
  International                      26             14             55             27
                                    ---            ---            ---            ---
TOTAL GLOBAL                         48             21            110             50

CINNABON
  Company                             0              0              5              0
  Franchised                         16              7             43             18
                                    ---            ---            ---            ---
Total Domestic                       16              7             48             18
  International                      19             20             54             43
                                    ---            ---            ---            ---
TOTAL GLOBAL                         35             27            102             61

SEATTLE COFFEE COMPANY(1)
TOTAL GLOBAL                         12             11             41             48

TOTAL                               139            110            422            336


(1)      SBC units are in Hawaii, on military bases and internationally only.


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                                                                         Page 9


NEW COMMITMENTS -

                                   4Q ENDED       4Q ENDED      YEAR ENDED      YEAR ENDED
                                   12/29/02       12/28/03       12/29/02        12/28/03
                                   --------       --------      ----------      ----------

POPEYES
  Franchised                         58             18            183             55
  International                     253             21            363             67
                                    ---            ---            ---            ---
TOTAL GLOBAL                        311             39            546            122

CHURCH'S
  Franchised                         40              2            138              9
  International                      53             84            101            156
                                    ---            ---            ---            ---
TOTAL GLOBAL                         93             86            239            165

CINNABON
  Franchised                         11              2             76              6
  International                      37              1             65             23
                                    ---            ---            ---            ---
TOTAL GLOBAL                         48              3            141             29
SEATTLE COFFEE COMPANY(1)
TOTAL GLOBAL                         20              0             50              9

TOTAL                               472            128            976            325

(1)      SBC units are in Hawaii, on military bases and internationally only.


UNIT COUNT -


                                  YEAR ENDED       YEAR ENDED
                                   12/29/02         12/28/03

POPEYES
  Company                              96               80
  Franchised                        1,298            1,367
                                    -----            -----
Total Domestic                      1,394            1,447
  International                       318              359
                                    -----            -----
TOTAL GLOBAL                        1,712            1,806

CHURCH'S
  Company                             284              282
  Franchised                          963              953
                                    -----            -----
Total Domestic                      1,247            1,235
  International                       262              286
                                    -----            -----
TOTAL GLOBAL                        1,509            1,521

CINNABON
  Company                              84               75
  Franchised                          369              366
                                    -----            -----
Total Domestic                        453              441
  International                       159              185
                                    -----            -----
TOTAL GLOBAL                          612              626

SEATTLE COFFEE COMPANY (1)
TOTAL GLOBAL                           91              138

TOTAL                               3,924            4,091


(1)      SBC units are in Hawaii, on military bases and internationally only.

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, the loss of franchisees and other business partners, failure or our franchisees, the loss of senior management and the inability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, the inability to relist our securities with the Nasdaq National Market or another major securities market or exchange, our inability to address deficiencies and weaknesses in our internal controls, limitations on our business under our credit facility, our inability to enter into new franchise relationships, and a decline in our ability to franchisee new units, increased cost of our principal food products, labor shortages, or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, the ability of our competitors to successfully manage their respective operations in the foodservice industry, unexpected and adverse fluctuations in quarterly results, increased government regulation, growth in our franchise system that exceeds our resources to serve that growth, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.


                                    - End -